Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NeuroPace, Inc. of our report dated March 3, 2026 relating to the financial statements, which appears in NeuroPace, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/S/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
March 3, 2026